UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2015

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

On March 25, 2015, Visteon Corporation (“Visteon”) entered into an amendment and waiver (the “Amendment”) to its credit agreement dated as of April 9, 2014 (the “Credit Agreement”) with Citibank, N.A., as administrative agent and certain lenders party thereto. The Amendment, among other things, provides for certain modifications to the Credit Agreement to permit Visteon’s sale (the “HVCC Sale”) of its ownership interest in Halla Visteon Climate Control Corporation (“HVCC”) and otherwise to update the Credit Agreement to account for HVCC no longer being a subsidiary of Visteon following the HVCC Sale. While certain waivers granted under the Amendment became effective on March 25, 2015, the amendments relating to the HVCC Sale will become effective substantially concurrently with the consummation of the HVCC Sale.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

SECTION 8 – OTHER EVENTS

Item 8.01. Other Events.

On March 27, 2015, Visteon issued a press release announcing the receipt of all antitrust approvals required for the HVCC Sale and the entry into the Amendment. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1, dated as of March 25, 2015, to Credit Agreement, dated as of April 9, 2014, by and among Visteon Corporation, each lender from time to time party thereto and Citibank, N.A., as administrative agent.

99.1	Press Release dated March 27, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: March 27, 2015	By:	/s/ Peter Ziparo
Peter M. Ziparo
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1, dated as of March 25, 2015, to Credit Agreement, dated as of April 9, 2014, by and among Visteon Corporation, each lender from time to time party thereto and Citibank, N.A., as administrative agent.

99.1	Press Release dated March 27, 2015.